UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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TrustCo Bank Corp NY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRUSTCO BANK CORP NY

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 3, 2023
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2023

Explanatory Note

On April 3, 2023, TrustCo Bank Corp NY (“TrustCo” or the “Company”) filed with the Securities and Exchange Commission a Notice of Annual Meeting of Shareholders and Definitive Proxy Statement (the “Proxy Statement” and, together with the Notice of Annual Meeting, the “Notice and Proxy Statement”) for the 2023 Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Time, on Thursday, May 18, 2023, at 6 Metro Park Road, Albany, New York 12205 (the “Annual Meeting”).  The Company commenced distribution of the Notice and Proxy Statement on or about April 3, 2023.  As described in Proposal 2 included in the Proxy Statement, the Company’s Compensation Committee and Board of Directors have approved, subject to shareholder approval, the Company’s Amended and Restated 2019 Equity Incentive Plan (the “A&R 2019 Plan”), and the Company is seeking shareholder approval of the A&R 2019 Plan at the Annual Meeting.  Proposal 2 includes a detailed summary of the A&R 2019 Plan, including all of its material terms; however, the Proxy Statement inadvertently omitted an appendix containing the complete text of the A&R 2019 Plan.  Accordingly, the Company is filing this supplement to the Proxy Statement to include a complete copy of the A&R 2019 Plan, which is set forth below.  The description of the A&R 2019 Plan set forth in Proposal 2 is qualified in its entirety by reference to the full text of the A&R 2019 Plan, which is incorporated by reference into Proposal 2.

APPENDIX TO PROXY STATEMENT

TRUSTCO BANK CORP NY

AMENDED AND RESTATED 2019
EQUITY INCENTIVE PLAN

TrustCo Bank Corp NY

AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

1.	Effective Date, Purpose.

(a)
Effective Date. The Plan was originally adopted by the Board on February 19, 2019 and approved by the Company’s stockholders on May 23, 2019.  On February 21, 2023 the Board adopted, subject to the approval of the Company’s stockholders, this amended and restated version of the Plan, which is effective as of May 18, 2023.

(b)
Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by attracting and retaining members of the Board and to encourage them to acquire a larger ownership in the Company and by providing to certain key employees additional incentives and motivation toward superior performance of the Company and its Subsidiaries through the opportunity to acquire equity ownership in the Company, and by enabling the Company and its Subsidiaries to attract and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent. At the same time, the Board and Committee will work together to ensure that the implementation of the Plan, in conjunction with the Company’s other compensation policies and practices, does not create risks that are reasonably likely to have a material adverse effect on the Company.

2.	Definitions.

(a)	Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below.

(i)	“Award” means any Stock Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit granted under the Plan.

(ii)	“Award Agreement” means the agreement (which may be in electronic format) that sets forth the terms, conditions and limitations applicable to an Award.

(iii)	“Board” means the Board of Directors of the Company.

(iv)
“Cause” means conduct of a Participant that involves the commission of an act of fraud, embezzlement or theft constituting a felony against the Company or any Subsidiary as finally determined by a court of competent jurisdiction or an unequivocal admission by the Participant.

(v)	“Change-in-Control” shall have the meaning ascribed thereto in Section 13(b).

(vi)	“Code” means the Internal Revenue Code of 1986, as amended.

(vii)
“Committee” means the Compensation Committee of the Board or such other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of two or more members, each of whom shall qualify as a Non-Employee Director.

(viii)	“Company” means TrustCo Bank Corp NY, a New York corporation.

(ix)	“Director” means a member of the Board or the board of directors of Trustco Bank.

(x)
“Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  The Participant also will be deemed to have a “Disability” if determined to be totally disabled by the Social Security Administration.

(xi)
“Eligible Employee” means any executive, key managerial employee or other employee of the Company or its Subsidiaries, or any branch or division thereof, who is a regular, full-time, salaried employee. An Eligible Employee who, with the approval of the Board or the Committee, enters into a written agreement (a “Continuing Participant Agreement”) with the Company or its Subsidiaries to remain a continuing participant in the Plan, which such agreement will be effective upon such person ceasing to be a regular, full-time, salaried employee of the Company or a Subsidiary, shall continue to be an Eligible Employee for purposes of the Plan and shall not be deemed to incur a Separation from Service during the term of such Continuing Participant Agreement, unless, with respect to an Award that is subject to Code Section 409A, such person has had a Separation from Service within the meaning of Code Section 409A.

(xii)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xiii)
“Fair Market Value” means the closing price of the Stock as reported on the Nasdaq Global Select Market, or such other system as may supersede it, on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

(xiv)	“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

(xv)
“Option” means the right to purchase Stock at a stated price for a specified period of time (subject to Section 7(c)).  For purposes of the Plan, an Option may be either (1) an “Incentive Stock Option,” or “ISO,” within the meaning of Section 422 of the Code, (2) a “Nonstatutory (Nonqualified) Stock Option,” or “NSO,” or (3) any other type of option encompassed by the Code.

(xvi)	“Participant” means any Eligible Employee or any Director designated by the Committee to participate in the Plan.

(xvii)	“Performance Period” means the time period during which the performance goals must be met with respect to any Award subject to performance goals.

(xviii)
“Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9(g) of the Plan or Restricted Stock Units are restricted pursuant to Section 10(b) of the Plan.

(xix)	“Plan” means the TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan as set forth herein and any amendments hereto.

(xx)
“Previously-Acquired Share” means a share of Stock acquired by the Participant or any beneficiary of the Participant, and if so acquired, such share of Stock has been held for a period of not less than six months, or such shorter period as the Committee may prescribe.

(xxi)	“Qualified Change-in-Control” shall have the meaning ascribed thereto in Section 13(d).

(xxii)	“Restricted Stock” means Stock granted to a Participant pursuant to Section 9 of the Plan.

(xxiii)	“Restricted Stock Unit” means a right to receive a payment in cash or shares of Stock equal to the value of a share of Stock, pursuant to Section 10 of the Plan.

(xxiv)
“Retirement” means a Participant’s Separation from Service other than for Cause or because of the Participant’s death or Disability, at or after the Participant’s (1) age 65 (“Normal Retirement Date”) or (2) age 55 (but prior to age 65), with ten or more years of service, or such other date prior to age 65 which constitutes an Early Retirement Date (“Early Retirement Date”) as defined from time to time under the Retirement Plan of Trustco Bank.  For purposes hereof, the phrase “years of service” has the meaning ascribed to the term “Credited Years of Service” under the Amended and Restated Trustco Bank and TrustCo Bank Corp NY Supplemental Retirement Plan dated January 1, 2008.  Retirement shall not apply to Non-Employee Directors.

(xxv)
“Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act. Rule 16b-3 generally provides exemptions from the short-swing profit recovery provisions of Section 16(b) for transactions between an issuer and its officers or directors, including the grant and exercise of options and other equity-related awards.

(xxvi)	“Separation from Service” means a termination of the Participant’s employment or service with the Company and all of its controlled group members within the meaning of Code Section 409A.

(xxvii)	“Stock” or “Common Stock” means the common stock of the Company.

(xxviii)
“Stock Appreciation Right” and “SAR” mean the right to receive a payment in cash or shares of Stock from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee on the date of grant, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant, with respect to a number of shares of Stock fixed on or before the date of grant.

(xxix)
“Subsidiary” means a corporation of which stock possessing 50% or more of the total combined voting power of all classes of its stock entitled to vote generally in the election of directors is owned in the aggregate by the Company directly or indirectly through one or more subsidiaries.

(xxx)
“Ten Percent Shareholder” means an Eligible Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

(b)
Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3.	Eligibility and Participation.

(a)
Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those Eligible Employees and Directors who, in the opinion of the Committee, are Eligible Employees or Directors in a position to contribute to the Company’s continued growth and development and to its long-term financial success.

(b)
Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

4.	Administration.

(a)
Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Eligible Employees and Directors who are to be recipients of such Awards.  The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board (or the independent members of the Board) may act as the Committee hereunder.

(b)
Delegation of Authority. The Committee may authorize the Chief Executive Officer of the Company and other senior officers of the Company to recommend officers and employees to be recipients of Awards, to determine the terms, conditions, form and amount of any such Awards, and to take such other actions which the Committee is authorized to take under the Plan, provided that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act.

(c)
Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee. Such terms and conditions need not be the same in all cases. The Award Agreement shall be delivered to and signed by an authorized officer of the Company and, if required, by the Participant. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

5.	Stock Subject to Plan.

(a)
Number of Shares Available for Awards. The total number of shares of Stock that may be issued pursuant to Awards under the Plan may not exceed 700,000 shares of Stock,[1] all of which may be granted as ISOs. Such number of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 5(c). The shares of Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed a total value of $300,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

1          Such number of shares of Stock includes the 400,000 shares provided for under the Plan as originally approved by the Company’s stockholders on May 23, 2019 (after giving effect to the 1-for-5 reverse stock split on May 28, 2021) and the 300,000 additional shares approved by the Company’s stockholders on May 18, 2023.

(b)
Reuse of Shares of Stock. If shares of Stock subject to an outstanding Award under this Plan are not issued, or are cancelled by reason of the failure to earn the shares of Stock issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award, then the shares of Stock subject to such Award shall again, to the extent of such forfeiture, cancellation, termination, expiration or surrender, be available for Awards under the Plan. However, shares of Stock shall not again be available for Awards under the Plan if (i) such shares of Stock are surrendered or withheld as payment of either the exercise price or of withholding taxes in respect of an Award or (ii) such shares of Stock have been reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of Options. In addition, the exercise or settlement of a SAR Award reduces the shares of Stock available under the Plan by the total number of shares to which the exercise or settlement of the SAR Award relates, not just the net number of shares of Stock actually issued upon exercise or settlement. Awards payable or settled solely in cash shall not reduce the number of shares of Stock available for issuance under the Plan. Shares of Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under the Plan.

(c)
Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock available for issuance under Section 5(a), subject to each outstanding Award and the other terms thereof, shall be adjusted appropriately (subject to Code Section 409A, to the extent applicable) by the number of shares, kind of shares or other consideration subject to such Awards as the Committee determines, which determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

(d)
Minimum Vesting Requirement; Acceleration of Exercisability and Vesting. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than one (1) year after the date of grant; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Awards issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries and (ii) any additional Awards the Committee may grant, up to a maximum of 5% of the total number of shares of Stock that may be issued pursuant to Awards under the Plan pursuant to Section 5(a) (subject to adjustment under Section 5(c)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in the terms of any Award Agreement upon the occurrence of a specified event.  In accordance and consistent with Code Section 409A, the Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

6.	Duration of Plan.

Duration of Plan.  The Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 14 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof.  Notwithstanding the foregoing, no Award may be granted under the Plan on or after May 18, 2033.

7.	Stock Options.

(a)
Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Options granted to each Participant.  The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant. ISOs may only be granted to Eligible Employees. NSOs may be granted to any Participant. No dividends or dividend equivalent rights shall be paid or accrued on Options.

(b)
Option Price.  No Option granted pursuant to the Plan shall have an Option exercise price that is less than the Fair Market Value of the Stock on the date the Option is granted. An ISO granted to a Ten-Percent Shareholder, shall have an Option price which is not less than 110% of the Fair Market Value of the Stock on the date the ISO is granted.

(c)
Exercise of Options. Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants. Each Option which is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option which is intended to qualify as another type of ISO which may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options. The Committee shall determine the period of time during which an Option may be exercised, which such period shall be specifically set forth in the Award Agreement; provided, however, that no Option shall be exercisable after ten years from the date of grant (five years in the case of an ISO granted to an Eligible Employee who is a Ten-Percent Shareholder on the date of grant).

(d)
Payment. Options shall be exercised by the delivery of a written (or electronic) notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option exercise price upon exercise of any Option shall be payable to the Company in full:

(i)	in cash or its equivalent (including, for this purpose, the proceeds from a third-party broker-assisted “cashless” exercise);

(ii)	by tendering Previously-Acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price;

(iii)	by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law; or

(iv)	by a combination of (i), (ii), and (iii), above.

(e)
Limitations on ISOs. All shares authorized for issuance under the Plan may be issued pursuant to Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(i)
the aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (together with any other “incentive stock options” within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and all other plans of the Company, its parent (if any) and any Subsidiary shall not exceed $100,000.00 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options;

(ii)
any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options;

(iii)	all Incentive Stock Options must be granted within ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan was approved by the stockholders; and

(iv)
unless exercised, terminated, or cancelled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant (five years in the case of Incentive Stock Options granted to a Ten-Percent Shareholder).

(f)
Termination Due to Death, Disability or Retirement. In the event the employment of a Participant with the Company is terminated by reason of death, Disability, or Retirement or the service of a Non-Employee Director is terminated by reason of death or Disability, any outstanding Options shall vest 100% and be deemed exercisable in full as of such termination. Such Options may be exercised at any time prior to the expiration date of the Options or within three years after such date of termination, whichever period is the shorter. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such Options are not exercised within three months after date of termination, or twelve months in the case of death or Disability, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code. If an Incentive Stock Option is not exercised within three months of termination due to Retirement, it shall be treated as a Nonstatutory (Nonqualified) Stock Option for the remainder of its allowable exercise period.

(g)
Termination other than Due to Death, Disability or Retirement and other than for Cause. Except as provided in Section 13(a) below, if the employment of the Participant or service of a Non-Employee Director shall terminate for any reason other than death, Disability or Retirement, as applicable, or other than involuntarily for Cause, the rights under any then-outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three months after such date of termination of employment or service, whichever first occurs; provided, however, that no vesting of any Options that are not vested as of the date of termination of employment or service shall occur after such date of termination.

(h)	Termination for Cause. Where termination is involuntarily for Cause, rights under all Options, whether or not such Options are vested, shall terminate immediately upon such termination.

(i)
Nontransferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

(i)	the spouse, children or grandchildren of the Participant (“Immediate Family Members”);

(ii)	a trust or trusts for the exclusive benefit of such Immediate Family Members; or

(iii)	a partnership in which such Immediate Family Members are the only partners;

provided, however, that with respect to any of the foregoing permissible transfers:

(i)	there may be no consideration for such transfer;

(ii)	the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 7(i); and

(iii)
subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 11. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11 hereof the term “Participant” shall be deemed to refer to the transferee. The provisions of Sections 7 and 13 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Sections 7 and 13.

(j)
Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

8.	Stock Appreciation Rights.

(a)
Grant of Stock Appreciation Rights. Subject to the provisions of Sections 5 and 6, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. No dividend or dividend equivalent rights shall be paid or accrued on SARs.

(b)	Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

(c)	Price. No SAR granted pursuant to the Plan shall have a price that is less than the Fair Market Value of the Stock on the date the SAR is granted.

(d)	Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

(ii)	the number of shares of Stock with respect to which the SAR is exercised.

(e)
Form and Timing of Payment. Payment for SARs shall be made in cash or in shares of Stock as determined by the Committee and set forth in the SAR Award Agreement.  Such payment shall be made as soon as reasonably practicable following the date of exercise of such SARs, but in no event later than the fifteenth day of the third calendar month following the calendar year of exercise.

(f)	Term of SAR. The term of a SAR granted under the Plan shall expire no later than ten years after the date of grant.

(g)
Termination of Employment or Service. Except as provided in Section 13(a) below, in the event the employment or service of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7(f), 7(g) and 7(h) herein.

(h)
Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

9.	Restricted Stock.

(a)
Grant of Restricted Stock.  Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine.  Subject to the terms and conditions of this Section 9 and the Award Agreement, upon delivery of shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, the Participant shall have all of the rights of a shareholder with respect to such Restricted Shares, subject to the terms and restrictions set forth in this Section 9 or the applicable Award Agreement or as determined by the Committee.

(b)
Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws and may add a legend to the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c)
Rights as a Shareholder. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. However, all dividends or distributions whether paid in shares of Stock or cash, shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

(d)
Termination of Employment or Service Due to Death or Disability During Period of Restriction.  In the event of the termination of a Participant’s employment or a Non-Employee Director’s service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock pursuant to Section 9(g) hereof shall automatically terminate upon such termination if such Period of Restriction is based solely on time. If the Period of Restriction is based on the achievement of performance goals, the Period of Restriction shall terminate on the date of death or Disability as to a pro rata number of shares of Restricted Stock subject to the Period of Restriction based on the target number of shares of Restricted Stock and the number of months of employment or service during the Performance Period prior to the date of termination, and the remainder of the shares of Restricted Stock automatically shall be forfeited and returned to the Company.

(e)
Termination of Employment or Service for Reasons other than Death or Disability During Period of Restriction. Except as provided in Section 13(a) below, in the event of a Participant’s termination of employment or service for any reason other than those set forth in Section 9(d) hereof during the Period of Restriction, then any shares of Restricted Stock still subject to the Period of Restriction at the date of such termination automatically shall be forfeited and returned to the Company.

(f)
Delivery of Shares. Subject to the other provisions of the Plan, after the last day of the Period of Restriction applicable to a Participant’s shares of Restricted Stock (whether through the lapse of time or early termination as provided above), and after all conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapsed (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such shares of Restricted Stock shall become freely transferable by such Participant.

(g)
Nontransferability During Period of Restriction. The shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Award Agreement for the grant of the Restricted Stock, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals), as specified by the Committee in its sole discretion and set forth in the Award Agreement for the grant of the Restricted Stock.

10.	Restricted Stock Units.

(a)
Grant of Restricted Stock Units.  Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Restricted Stock Units shall be similar to Restricted Stock, except no shares are actually awarded to a Participant who is granted Restricted Stock Units on the date of grant, and such Participant shall have no rights of a shareholder with respect to such Restricted Stock Units. Such entitlements of a Participant with respect to his or her outstanding Restricted Stock Units shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement. Each Restricted Stock Unit shall initially represent one share of Stock.

(b)
Other Conditions and Restrictions. Payment with respect to Restricted Stock Units shall not be made for such period of time as shall be determined by the Committee and shall be specified in the Award Agreement for the grant of the Restricted Stock Units, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals), as specified by the Committee in its sole discretion and set forth in the Award Agreement for the grant of the Restricted Stock Units. The Committee shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws.

(c)	Rights as a Shareholder. A Participant shall have no voting rights, and no rights to dividends or other distributions, with respect to any Restricted Stock Units.

(d)
Separation from Service Due to Death or Disability During Period of Restriction.  In the event of a Participant’s Separation from Service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock Units pursuant to Subsection 10(h) hereof shall automatically terminate upon such Separation from Service if such Period of Restriction is based solely on time. If the Period of Restriction is based on the achievement of performance goals, the Period of Restriction shall terminate on the date of death or Separation from Service due to Disability as to a pro rata number of Restricted Stock Units subject to the Period of Restriction based on the target number of Restricted Stock Units and the number of months of employment or service during the Performance Period prior to the date of Separation from Service, and the remainder of the Restricted Stock Units automatically shall be forfeited and returned to the Company.

(e)
Separation from Service for Reasons other than Death or Disability During Period of Restriction. Except as provided in Section 13(a) below, in the event of a Participant’s Separation from Service for any reason other than those set forth in Section 10(d) hereof during the Period of Restriction, then any Restricted Stock Units still subject to the Period of Restriction at the date of such Separation from Service automatically shall be forfeited and returned to the Company.

(f)
Payment of Restricted Stock Units.  Subject to the other provisions of the Plan (including Section 10(d)), after the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to such Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by payment in shares of Stock or cash as set forth in the Award Agreement (subject to Section 10(g) below), with such cash amount to be determined by reference to the then-current Fair Market Value of the Shares.

(g)
Compliance With Code Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.  If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

(h)
Nontransferability. Restricted Stock Units, and all rights with respect to Restricted Stock Units, granted to a Participant under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

11.	Beneficiary Designation.

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

12.	Rights of Eligible Employees.

(a)
Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. Neither the Plan nor any Award will confer for any Participant who is a Director any right with respect to continuing the Participant’s service as a Director with the Company, nor will it interfere in any way with the Participant’s right or the Company’s right (or the right of the Company’s stockholders) to terminate such relationship at any time, with or without Cause, to the extent permitted by applicable law.

(b)	Participation. No Eligible Employee or Director shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

13.	Change-in-Control.

(a)	Acceleration of Vesting.

Except as expressly provided otherwise in an Award Agreement and subject to Section 13(c), in the event of a Participant’s termination by the Company, its successor, or a subsidiary or affiliate thereof without Cause within twenty-four (24) months following a Change-in-Control:

(1)	all Options and SARS shall immediately vest in full;

(2)
Restricted Stock Units that vest based solely on time shall immediately vest and Restricted Stock Units that vest based on the achievement of performance goals shall vest as to a pro rata number of Restricted Stock Units based on the target number of Restricted Stock Units and the number of months of employment or service during the Performance Period prior to the date of termination, provided that if the Performance Period has been completed prior to the date of termination and the Restricted Stock Units have not been settled then the Restricted Stock Units shall be paid out based on actual performance and in all events any amounts shall be settled and paid out on or immediately following the date of termination (but in no event later than thirty (30) days following such date); and

(3)
the Period of Restriction based solely on time applicable to Restricted Stock shall immediately terminate, and if the Period of Restriction is based on the achievement of performance goals, the Period of Restriction shall terminate as to a pro rata number of shares of Restricted Stock subject to the Period of Restriction based on the target number of shares of Restricted Stock and the number of months of employment or service during the Performance Period prior to the date of termination, provided that if the Performance Period has been completed and the Period of Restriction has not yet lapsed then the number of shares of Restricted Stock shall be issued or paid out, as applicable, based on actual performance and in all events such issuance or payment shall occur on or immediately following the date of termination (but in no event later than thirty (30) days following such date), and the remainder of the shares of Restricted Stock shall automatically be forfeited and returned to the Company.

Notwithstanding the foregoing, if any of the Awards are not assumed and are terminated at the time of the Change-in-Control as set forth in Section 14(c)(2) then all such Awards that are not assumed or replaced shall vest in the amounts set forth above in this Section 13(a) immediately prior to the Change-in-Control; provided, however, with respect to Restricted Stock Units, this sentence shall only be given effect if such Change-in-Control constitutes a Qualified Change-in-Control as defined in Section 13(d).

(b)	Definition. For purposes of the Plan, a “Change-in-Control” shall mean any one or more of the following:

(i)
any individual, corporation (other than the Company or Trustco Bank, which, for purposes of this Section 13(b), are collectively referred to as the “Companies”), partnership, trust, association, pool, syndicate, or any other entity or group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, of securities of either of the Companies possessing 20% or more of the voting power for the election of directors of either of the Companies; or

(ii)
there shall be consummated any consolidation, merger or other business combination involving either of the Companies or the securities of either of the Companies in which holders of voting securities immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of either of the Companies (or, if either of the Companies does not survive such transaction, voting securities of the entity or entities surviving such transaction) having 60% or less of the total voting power in an election of directors of either of the Companies (or such other surviving entity or entities); or

(iii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of either of the Companies cease for any reason to constitute at least a majority thereof unless the election, or nomination for election by either of the Companies’ shareholders, of each new director of either of the Companies was approved by a vote of at least two-thirds of the directors of either of the Companies then still in office who were directors of either of the Companies at the beginning of any such period; or

(iv)	removal by the stockholders of all or any of the incumbent directors of either of the Companies other than a removal for cause; or

(v)
there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of either of the Companies to a party which is not controlled by or under common control with either of the Companies.

(c)
Compliance with Code Section 409A.  Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change-in-Control that is not a “Qualified Change-in-Control” (as defined below) occurs, and payment or distribution of an Award constituting deferred compensation subject to Code Section 409A would otherwise be made or commence on the date of such Change-in-Control (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.  The Committee shall not extend the period to exercise an Option or SAR to the extent that such extension would cause the Option or SAR to become subject to Code Section 409A.  Additionally, the Committee shall not take any action pursuant to this Section 13 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

(d)
Qualified Change-in-Control Defined.  For purposes hereof, a “Qualified Change-in-Control” means a Change-in-Control that qualifies as a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations promulgated thereunder.

14.	Amendment, Modification and Termination of Plan.

(a)
Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the shareholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(i)	except as is provided in Section 5(c), increase the maximum number of Shares that may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 5(a);

(ii)	except as is provided in Section 5(c), decrease the minimum Option price or grant price requirements of Sections 7(b) and 2(a)(xxviii), respectively;

(iii)	change the class of persons eligible to receive Awards under the Plan;

(iv)	extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 7 or Section 8, as applicable; or

(v)	otherwise require shareholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant (or result in an unfavorable outcome under Code Section 409A), provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Award Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) any amendment or modification of any Award or Award Agreement must comply with Section 18.

(b)
Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 5(c)) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise.

(c)
Corporate Events.  Except as may otherwise be provided in an Award agreement, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change-in-Control or Qualified Change-in-Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Board or the Committee may, in its discretion, provide for any one or more of the following:

(1)
that such Awards be assumed or substituted in connection with such Corporate Event, in which case, the Awards shall be subject to the adjustment set forth in subsection 5(c) above, and to the extent such Awards are Awards that vest subject to the achievement of performance goals, such performance goals or similar performance criteria shall be appropriately adjusted to reflect the Corporate Event; and

(2)
that any or all vested and/or unvested Awards be cancelled as of the consummation of such Corporate Event, and that Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall only be entitled to consideration in respect of cancellation of such Awards if the per-share consideration less the applicable exercise price is greater than zero (and to the extent the per-share consideration is less than or equal to the applicable exercise price, such Awards shall be cancelled for no consideration).

Payments to holders pursuant to clause (2) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the Corporate Event if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price).  In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (c), the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.  Additionally, neither the Board nor the Committee shall make any adjustment pursuant to this Section 14 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.

15.	Tax Withholding.

(a)
Tax Withholding. The Company shall deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

(b)
Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to no more than the maximum statutory withholding that would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.	Indemnification.

Each Person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.	Incentive-Based Compensation Recovery.

Notwithstanding any other provision to the contrary of the Plan, any Award, any agreement relating to an Award, and any shares of Stock, cash or other compensation received by an Eligible Employee pursuant to this Plan that constitute incentive-based compensation may be subject to recovery by the Company under any compensation recovery, recoupment or clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Stock may be listed. Each Eligible Employee shall promptly return or forfeit to the extent not yet paid any such incentive-based compensation that the Company determines it is required to recover from such Eligible Employee under any such policy.

18.	Repricing.

Notwithstanding any provision of the Plan to the contrary, neither the Board nor a Committee may authorize the repricing of an Award without the prior approval of the Company’s shareholders. For this purpose, the term “repricing” shall mean any of the following or any other action that has the same effect: (a) to lower the exercise price or price per share of an Award after it is granted, (b) to purchase for cash or shares an outstanding Award at a time when its exercise price or price per share exceeds the Fair Market Value of the Stock, (c) to take any other action that is treated as a repricing under generally accepted accounting principles or (d) to cancel an Award at a time when its exercise price or price per share exceeds the Fair Market Value of the Stock in exchange for another Award or Company equity. For purposes of this Section 18, however, an adjustment pursuant to Section 5(c) shall not be deemed to be a repricing.

19.	Requirements of Law.

(a)
Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)
Governing Law. The Plan and all Award Agreements and other agreements hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(c)
Code Section 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, Awards under this Plan are intended, to the maximum extent applicable, to be exempt from Section 409A of the Code and rules, regulations and guidance issued thereunder (collectively, “Code Section 409A”). Further, it is intended that any Awards under the Plan which are determined to provide for a “deferral of compensation” subject to Code Section 409A shall comply with the provisions of Code Section 409A and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a Separation from Service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or applicable Subsidiary, shall not be paid until the earlier of (x) the date that is six months following such Separation from Service or (y) the date of the Participant’s death following such Separation from Service. Notwithstanding anything herein to the contrary, neither the Company nor any of its affiliates shall have any liability to the Participant or to any other person if the payments and benefits provided in this Agreement that are intended to be exempt from, or compliant with, Code Section 409A are not so exempt or compliant or for any taxes, interest or penalties imposed under Code Section 409A or any corresponding provision of state or local law.

(d)
Plan Unfunded. The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock or the payment of cash upon exercise or payment of any Award.  Proceeds from the sale of shares of Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.